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                                                                    Exhibit 99.1

                                                        Contact: Brian K. Miller
                                                        Vice President - Finance
                                                        Tyler Technologies, Inc.
                                                                  (972) 713-3720
                                                          bmiller@tylerworks.com

                                                           FOR IMMEDIATE RELEASE


         TYLER TECHNOLOGIES ANNOUNCES ACQUISITION OF EDEN SYSTEMS, INC.

              PURCHASE EXPANDS TYLER'S PRESENCE IN LOCAL GOVERNMENT
                            FINANCIAL SYSTEMS MARKET

DALLAS, DECEMBER 3, 2003 -- Tyler Technologies, Inc. (NYSE: TYL) announced today that it has acquired privately held Eden Systems, Inc. of Renton, Washington. Eden was founded in 1981 and provides financial, personnel and citizen services applications software for local governments. Eden has more than 160 installations nationwide, with a particularly strong presence among cities, counties and other local government agencies in the western United States.

Eden Systems is profitable and is expected to have revenues of approximately $12 million in calendar 2003. The acquisition is expected to be accretive to Tyler's earnings in 2004.

"Eden Systems is a great fit with Tyler Technologies," commented John M. Yeaman, President and Chief Executive Officer of Tyler. "Eden has a solid reputation in the market and, with expansion across the country and success in larger opportunities, has experienced strong growth over the past several years. We believe their products and expertise will complement our model and give us additional opportunities to provide our customers with solutions tailored specifically for local governments. In particular, the addition of Eden considerably increases our presence in the western part of the country. We look forward to welcoming Eden's clients and employees to Tyler Technologies."

Eden Systems' products offer Windows-based technology in a robust, scaleable, and easy-to-use system. InForum Gold, the company's premier suite of integrated products, offers applications software for financials, personnel, and citizen services. InForum Gold Financials is comprised of essential modules that support fund and encumbrance accounting, including General Ledger, Budgeting, Accounts Payable, Accounts Receivable, Purchasing, Fixed Assets, Project Accounting, and Inventory. InForum Gold Personnel includes integrated Payroll and Human Resources modules. InForum Gold Citizen Services has modules for Utility Billing, Licensing, Permits & Inspections, and Parcel Manager and features embedded Geographical Information System and mapping functions. In addition to software, Eden provides related professional services and support. For more information on Eden Systems, please visit www.edeninc.com.



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Tyler Technologies Announces Acquisition of Eden Systems, Inc.
December 3, 2003
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Ed Torkelson, President and founder of Eden Systems, said, "We are delighted to be joining the Tyler Technologies team. Eden has a great deal in common with Tyler's operations, sharing a passion for customer-focused service and a dedication to providing the right technology to help our clients meet the challenging demands of running a government enterprise. Becoming a part of an organization with the strengths, resources and focus of Tyler Technologies is a major step forward for Eden Systems, our customers and our employees."

Tyler Technologies will host a conference call to discuss the Eden Systems acquisition and the Company's preliminary outlook for 2004. The call will be held on Thursday, December 4, 2003 at 3:00 p.m. Central time. The call-in numbers are 800-932-6407 for domestic and Canadian participants and 706-679-3884 for international participants. The conference ID number is 4290095. To access a live Webcast of the call, please visit Tyler's homepage at www.tylerworks.com. A replay of the Webcast will also be accessible at that site following the call.

Based in Dallas, Tyler Technologies is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to make local government more accessible to the public, more responsive to needs of citizens, and more efficient. Tyler's client base includes more than 6,000 local government offices throughout all 50 states, Canada, Puerto Rico and the United Kingdom. More information about Tyler Technologies can be found at www.tylerworks.com.

Tyler Technologies, Inc. has included in this press release "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations. Tyler Technologies expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any change in its expectations. These expectations and the related statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the ability of the Company to successfully integrate acquisitions, changes in competition, changes in general economic conditions, changes in the budgets and regulatory environments of the Company's customers, risks associated with the development of new products and the enhancement of existing products, the ability to attract and retain qualified personnel, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

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28-03